UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2017

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 7, 2017, Kellogg Company (the “Company”) priced an offering of $600,000,000 of 3.400% Senior Notes due 2027 (the “Notes”). In connection with such offering, the Company entered into an Underwriting Agreement, dated November 7, 2017 (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters mentioned therein. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209699) filed on February 25, 2016.

On November 8, 2017, the Company filed with the Securities and Exchange Commission a Prospectus Supplement, dated November 7, 2017 (the “Prospectus Supplement”) in connection with the public offering of the Notes.

The Notes were issued on November 13, 2017 under an indenture, dated May 21, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by an Officers’ Certificate, dated November 13, 2017 (the “Officers’ Certificate”).

For a complete description of the terms and conditions of the Underwriting Agreement, the Notes and the Officers’ Certificate, please refer to the Prospectus Supplement and such other documents which are filed with this Form 8-K and incorporated herein by reference.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefits Plans.

The Company sponsors the Kellogg Company Savings and Investment Plan, the Kellogg Company Pringles Savings and Investment Plan, and the Kellogg Company Bakery, Confectionary, Tobacco Workers and Grain Millers Savings and Investment Plan (together, the "S&I Plans"). On October 20, 2017, the Company, as plan administrator of the S&I Plans, provided notice to the S&I Plan participants of a blackout period under the S&I Plans that will begin on November 29, 2017 at 3:00 p.m. Eastern Time and is expected to end no later than December 8, 2017 (the "Blackout Period").

The Blackout Period is being implemented in connection with the transfer of the third-party administration functions of the S&I Plans to a new vendor. During the Blackout Period, participants in the S&I Plans will be temporarily unable to access their accounts, including being unable to make rollover contributions, hardship withdrawals, transactions requiring spousal consent, investment transfers, changes to allocations for future contributions, contribution rate changes, other in-service withdrawals, distributions, new loan requests, and changes to stop active portfolio management services.

On November 13, 2017, the Company sent an appropriate notice (the “Notice”) to its directors and executive officers informing them of the Blackout Period and the restrictions on trading in the Company's equity securities that will apply to them during the Blackout Period, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR under the Securities Exchange Act of 1934. A copy of the Notice is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

As described in the Notice, during the Blackout Period, the Company's executive officers and directors are prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity security of the Company that was acquired in connection with the executive officer's or director's service or employment as an executive officer or director, except pursuant to a limited number of exceptions provided by law. The term equity security includes, without limitation, the Company's common stock, options to purchase the Company's common stock and other derivative securities which derive their value from the Company's common stock.

Please contact the Company's Benefits Center by mail at Kellogg's Benefits Center, P.O. Box 9740, Providence, RI 02940-9740, by telephone at (888) 280-6933, or online at KelloggBenefitsCenter.com with any questions regarding the Blackout Period.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit 1.1Underwriting Agreement, dated November 7, 2017, by and among Kellogg Company, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.
Exhibit 4.1Officers’ Certificate of Kellogg Company (with form of 3.400% Senior Notes due 2027).
Exhibit 12.1Calculation of Ratio of Earnings to Fixed Charges.
Exhibit 99.1 Notice to Directors and Executive Officers of Kellogg Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: November 13, 2017	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman